EXHIBIT 10.2A


                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is entered into as of November 26, 2002, at Stockton, California, by and between InReach Internet LLC, a California Limited Liability Company, ("InReach") and Northcoast Internet, Inc., a California Corporation.

         Seller wishes to sell certain business assets to InReach and InReach wishes to purchase such assets on the following terms and conditions:

         1.       TRANSFER OF ASSETS

         Seller hereby irrevocably transfers, sets over and assigns to InReach the tangible and intangible personal property identified in Schedule "A" attached to this Agreement and made a part hereof (the "Assets"). The Assets are sold to InReach free and clear of any liens, title claims, encumbrances or security interests. Except as otherwise indicated, Schedule "A" is a complete and accurate list describing and specifying the location of all the tangible and intangible personal property owned by, in the possession of, or used by Seller in connection with its business.

         2.       PURCHASE PRICE

         Seller and InReach agree that the purchase price of the Assets shall be as identified in Schedule "B" attached to this Agreement and made a part hereof (The "Purchase Price"). Each Party to this Agreement agrees to report this transaction for federal and/or state tax purposes in accordance with the allocation of the Purchase Price, if applicable, set forth in Schedule "B".

         3.       DUE DILIGENCE AND CLOSE, ACCEPTANCE OF CONDITION OF ASSETS

         (a) Seller and InReach will perform due diligence between the date of this Agreement and the closing date ("Close") which will be thirty (30) days from the date of this Agreement or December 1, 2002, which is agreed on by both buyer and seller. Seller will provide access to all information reasonably requested by InReach during due diligence and will assist InReach as necessary. During the Due Diligence process customer accounts will be identified by their user names only. Seller and Purchaser will agree on a final Asset Schedule and Purchase Price adjustments prior to Close.

         (b) InReach will evaluate the condition of the Assets during Due Diligence and report any objections, deficiencies or problems to Seller. If Seller is unable to correct the objections, deficiencies or problems to the reasonable satisfaction of InReach before, Close, InReach shall have the right to elect to terminate and cancel this Agreement, in which case, any consideration paid by InReach to Seller shall be returned to InReach and the parties will have no further obligations hereunder.

         4.       TECHNICAL AND CUSTOMER SERVICE SUPPORT FROM SELLER

         Seller agrees to continue to furnish technical and customer service support in connection with the Assets and to assist and support InReach during the transfer of the Assets in the manner as described in Schedule "C" attached to this Agreement and made a part hereof.

         5.       NO ASSUMPTION OF LIABILITIES

         Seller and InReach acknowledge and agree that InReach is not assuming and is and will not be responsible for any liabilities or obligations whatsoever of Seller, whether, known or unknown, direct, indirect, contingent or otherwise, except as expressly set forth in this Agreement. The exception being that in light of the fact that the unearned revenue is being deducted from the total proceeds, InReach shall , to those customers who have prepaid, agree to assume the responsibility of providing the commensurate service.

         6.       RIGHTS GRANTED TO SELLER

         InReach grants to Seller the rights and licenses related to the Assets as described in Schedule "D" attached to this Agreement and made a part hereof.

         7.       REPRESENTATIONS AND WARRANTIES OF SELLER

         To induce InReach to purchase the Assets of Seller upon the terms and conditions contained in this Agreement, Seller represents and warrants to InReach as follows:

         (a) Compliance with Acceptable Use Policy. Seller has read and understands the InReach Acceptable Use Policy ("AUP") as published as of the date of this Agreement at InReach's web Site at HTTP://WWW.INREACH.COM/AUP . To the best of Seller's knowledge, none of its customers having Internet Dial-up Access Accounts included as Assets to this transaction, fail or may tend to fail to comply with the terms of the AUP, except as Seller has disclosed to InReach, in writing, prior to the date of this Agreement.

         (b) Condition of Internet Dial-up Access Accounts. Seller has disclosed to InReach, in writing, all information that it possesses as to any of Seller's customers having Internet Dial-up Access Accounts included as Assets to this transaction, who have any unusual or offensive habits, who have extraordinary access, time or bandwidth requirements or burdens, who require customer to modem ratios lower than 8 to 1, or who Seller has reason to believe are not long-term customers who are likely to maintain their Internet Dial-up Access Accounts after those accounts are transferred to InReach under this Agreement.

         (c) Organization, Good Standing, Power, etc. Seller is a corporation, partnership, or sole proprietorship duly organized, validly existing and in good standing under the laws of the State of California, and has full and lawful authority to carry on the business as it is now carried on and conducted, and to operate and own the assets, properties and business now owned or leased and operated by it.

         (d) Authority to Make and Perform this Agreement. Seller has due and valid authority to make, execute, deliver and enter into this Agreement and to perform each and all of its obligations under and pursuant to this Agreement, to transfer all of the Assets to InReach pursuant to, and upon the terms and conditions set forth in this Agreement, and to consummate the transactions contemplated by this Agreement. On the date of execution of this Agreement, this Agreement will constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         (e) Validity of this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby does not and will not violate, with, or without the giving of notice or the lapse of time, or both, any provisions of law applicable to Seller and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties, assets or business of Seller pursuant to, Seller's Certificate of Incorporation or By-Laws, or any indenture, mortgage, deed of trust, or other instrument or agreement or any order, judgment or decree to which Seller is as party or by which any of Seller's assets and properties are bound (except those as to which consents, releases or waivers have been, or on or prior to the date of the execution of this Agreement will be, obtained). Neither Seller nor any of its assets or properties is subject to any charter provision, bylaw, mortgage, lease, agreement, instrument, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character which would prevent Seller from entering into this Agreement or from consummating the transactions contemplated hereby (except those as to which consents, releases or waivers have been, or on or prior to the date of execution of this Agreement will be, obtained) and no governmental approvals of this Agreement or the transactions contemplated hereby are required.

         (f) Absence of Certain Changes or Events. Except as may be disclosed in writing to InReach prior to execution of this Agreement, the business, properties, financial position and operations of Seller have not been adversely affected in any material way which would prevent the business of the Seller from being carried on by InReach, in essentially the same manner in which it is presently being carried on.

         (g) Tax Matters. Seller has prepared and filed with the appropriate federal, state and local governmental agencies all tax returns required to be filed; Seller has paid (or will pay or contest in a proper and prudent manner) all taxes due and owing by it for all years open to review, including but not limited to, all taxes shown to be due on such tax returns and on all assessments received by Seller to the extent that such assessments have become due. Seller is not delinquent in the payment of any taxes claimed to be due by any federal, state or local taxing authorities. Seller has not executed or filed with the Internal Revenue Service or any other taxing authority any waiver or extension of any statute of limitations governing the time of assessment or collection of any federal, state or local taxes. As of the date hereof, except as disclosed in Schedule "E" attached to this Agreement, Seller is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim of assessment or collection of taxes has been asserted against Seller.

         (h) Title of Properties Absence of Liens and Encumbrances, etc. Seller has good and marketable title to all of the Assets, free and clear of all mortgages, pledges, security interests, claims, liens and encumbrances, except those disclosed in Schedule "F" attached to this Agreement. No person, firm or corporation has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from Seller of any of the Assets.

         (i) Properties, Contracts and Other Data. Attached hereto as Schedule "G" and made a part hereof is a complete and accurate list of the following: (1) All personal property leases, pertaining to the assets being conveyed, to which Seller is a party, (2) All existing Contracts relating to the Assets, and (3) Any and all forms of written purchase or sales contracts or orders, or warranties covering or relating to the Assets. True and complete copies of the documents referred to in Schedule "G" have been delivered to InReach on or before the date of this Agreement. To Seller's best knowledge, all leases, policies, licenses, applications, contracts, and commitments referred to in Schedule "G" are valid and enforceable in accordance with their respective written terms, the validity or enforceability thereof has not been questioned in litigation or any threatened litigation and Seller is not, and no other party thereto is, in default in performance of any of their respective obligations thereunder. There are no existing laws, regulations or decrees, nor any proposed laws, regulations or decrees known to Seller, which adversely affect any such leases, policies, licenses, applications, agreements, contracts or commitments.

         (j) Litigation, etc. Except as disclosed in Schedule "H" attached to this Agreement, there are no claims, actions, suits, proceedings or investigations, at law or in equity, or before or by any federal, state, municipal or other governmental instrumentality or agency, foreign or domestic, pending, or, so far as known to Seller, threatened against or relating to Seller, or its properties or business, or the transactions contemplated by this Agreement, which might result in any adverse change in the business, properties, operations, prospects, or assets of the Seller, or in the condition, financial, or otherwise, of Seller, or in the ability of Seller to comply with the provisions of this Agreement, nor is there any basis known to Seller for any such claim, action, suit, proceeding or investigation.

         (k) Licenses and Permits. Seller has obtained all necessary governmental or other regulatory licenses, permits and authorizations required for the conduct of the business of the Seller as to the Assets in the manner in which such business of the Seller is currently being conducted, and there are no proceedings pending or, to the knowledge of Seller, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any such licenses, permits or authorizations.

         (l) Consent to Transfer. All leases, policies, licenses, applications, contracts and commitments constituting part of the Assets and all necessary governmental or other regulatory licenses, permits and authorizations are transferable upon the consummation of the transactions contemplated by this Agreement without the consent of, or being subject to a right of first refusal in, another party except (i) where the necessary consent or waiver of such right has been obtained or will have been obtained prior the date of execution of this Agreement, (ii) where the lease, commitment, permit or authorization is not material to the business and operation of the Seller or (iii) where Seller's counsel has delivered to InReach, on or before the date of execution of this Agreement, an opinion of such counsel satisfactory to InReach that such consent or waiver is not required as a matter of law.

         (m) Compliance with Applicable Laws. The conduct of the business of the Seller with respect to the Assets as presently carried on and conducted does not violate or infringe any domestic or foreign (federal or local) laws, statutes, ordinances, or regulations or any right or concession, patent, trademark, trade name, copyright, know-how or other proprietary rights of others, the enforcement of which would materially and adversely affect the business of the Seller or the value of the Assets. Seller has not received notice of any violation of any applicable law, ordinance, regulation or requirement relating to the business of the Seller or relating to its owned or leased properties used in connection with or relating to the Seller.

         (n) Condition of Assets. All of the Assets are in good operating order, reasonable wear and tear of computer hardware excepted.

         (o) No Legal Bar. Seller is not a party to, subject to or bound by any judgment, order, writ, prohibition, injunction or decree of any court, governmental body (and to Seller's knowledge no action or proceeding is pending against Seller) which would prevent the execution, delivery or performance of this Agreement by Seller or the sale of the Assets to InReach pursuant to the terms hereof.

         (p) Other Information. The information concerning Seller set forth in this Agreement, the Schedules attached hereto, any statement, document or certificate furnished or to be furnished to InReach pursuant hereto, taken together do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF INREACH

         The obligations of InReach under this Agreement are subject to the occurrence at or prior to the Close of each of the following conditions any or all of which may be waived in whole or in part by InReach, but which waiver must be in writing.

         (a) Approval of Assets. InReach shall have approved and accepted the condition of the Assets during the Due Diligence period and the parties shall have agreed upon any pricing adjustments.

         (b) Accuracy of Representations and Warranties. The representations and warranties of Seller herein contained shall be true on and as of the Close.

         (c) Performance of Agreements. Seller shall have performed or cause to have been performed all obligations, covenants and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Close.

         (d) Instrument of Transfer and Related Documents. Seller shall have executed and delivered to InReach all Instruments of Transfer and such bills of sale, assignments and other instruments or documents containing the usual and customary covenants and warranties of title as shall, in the opinion of InReach's legal counsel, be reasonably required to vest good and marketable title in and to the Assets of Seller in InReach, free, clear and discharged of and from any and all liens, charges, equities, security interests, encumbrances and claims and demands of every conceivable kind and character whatsoever.

         (e) Litigation. No injunction against the consummation of the transactions contemplated by this Agreement shall be extant in favor of a shareholder of Seller or any private party and no action shall be pending or threatened in writing whereby a governmental agency or authority seeks or threatens to seek the prevention of the consummation of the transaction contemplated by this Agreement.

         (f) Taxes. Seller shall have provided InReach with receipts of payment issued by the appropriate authority to the effect that all requisite taxes relating to the Assets and their sale which are due have been paid by Seller.

         (g) Requisite Corporate Action. If Seller is a corporation of Limited Liability Company, Seller shall have taken or caused to be taken, in accordance with the provisions of applicable law, all requisite corporate action to authorize and approve the execution and delivery of this Agreement and the transactions contemplated hereby. Seller shall provide InReach with copies of such actions by Seller's Board of Directors and shareholders, certified by the Secretary of Seller.

         (h) Compliance With Bulk Sales Law. The sale and purchase of the Assets pursuant to this contract shall be conducted according to and in full compliance with the requirements of the Bulk Transfers Division of the Uniform Commercial Code of the State of California.

         (i) Opinion of Seller's Counsel. If requested by InReach, InReach shall have been furnished at the Close with an opinion of independent counsel to Seller, dated at the Close, in form and substance satisfactory to InReach.

         (J) Review of final documents. The sale is subject to review and approval of the final documents of sale, including the schedules to this agreement, by InReach and the Seller and/or their attorneys, prior to close.

         9. DISPUTES AND REMEDIES

         (a) Arbitration. Any controversy or claim arising out of, or relating to, this agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in San Francisco, California under the commercial arbitration rules of JAMS then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators shall be attorneys or judges with experience in matters pertaining to commercial asset acquisitions.

         (b) Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         10. NON-COMPETITION

         Except as otherwise provided in this Agreement, Seller agrees that it will not compete within the Tidepool, Northcoast service areas at any time within a twelve month period immediately following the date of this Agreement directly.

         11.      CONFIDENTIAL INFORMATION

         InReach and Seller agree not to divulge, communicate, use to the detriment of each other or for the benefit of any other person or persons, or misuse in any way, any confidential information of each other including but not limited to, personnel information, know-how and customer lists. InReach and Seller agree not to disclose any information or details regarding the operations of each other , including, without limitation: financial arrangements with each other , marketing strategies, business plans, customer identification, business and proprietary information; with any other entity or individual without the express written permission of InReach. InReach and Seller understand and agree that all such information and data made available to each other is deemed private, proprietary, and confidential business information of InReach and Seller. The exception being whatever disclosures are required of Seller, as a public company, by law.

         12.      INDEMNIFICATION

           Seller hereby agrees to defend, indemnify and hold harmless InReach in respect of any claim, loss, damages, action, suit, proceeding, deficiency or expense (including without limitation legal and accounting fees and costs) resulting or arising from or in connection with (i) any misrepresentation, breach of any warranty, obligation, covenant or agreement or default on the part of Seller under this Agreement and the Schedules hereto and/or any instrument, certificate or other documents required to be furnished to InReach by Seller;
(ii) any claims of breach of an express or implied warranty, negligence or strict liability in connection with the sale or distribution by Seller made to a third party of any of Seller's services or products at any time on or prior to the date of the this Agreement; (iii) any and all third party liabilities, commitments and obligations (whether absolute, accrued, contingent or otherwise) of Seller, not expressly assumed by InReach, whether arising out of the transactions contemplated hereby or otherwise; or (iv) non-compliance with the bulk sale provisions of the California Commercial Code. InReach shall be entitled at any time to direct the defense or settlement of any indemnified claim, action or proceeding with counsel of its own choice.

         13.      LIMITATION OF WARRANTY

         InReach makes no warranties of any kind, whether express or implied, for service or support it may provide pursuant to the terms of this Agreement. InReach also disclaims any warranty of merchantability or fitness for a particular purpose with respect to its own products and services. InReach will not be responsible for damages suffered by Seller or any of Seller's customers, including, without limitation, incidental or consequential damages or lost profits.

         14.      MISCELLANEOUS

         (a) Notices: Any notices required to be given to Seller pursuant to this Agreement may be given by facsimile transmission, or by certified mail, return receipt requested, or by e-mail sent to the individual and to the address, fax number or e-mail address indicated below. Any notices required to be given to InReach may be given by facsimile transmission sent to (209) 320-4392, or by certified mail, return receipt requested, sent to "InReach Internet, 4635 Georgetown Place, Stockton, California 95207, or by e-mail sent to MANAGER@INREACH.COM.

         (b) Governing Law. This Agreement shall be construed under and interpreted in accordance with the laws of the State of California.

         (c) Jurisdiction. This Agreement is entered into and is to be performed in Stockton, San Joaquin County, California. Any lawsuit or proceeding commenced by either party and related to this Agreement must be commenced and maintained in a California state court located in the City of Stockton, San Joaquin County, California.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of each party hereto and each of their respective present, former and future heirs, executors, administrators, agents, servants, attorneys, representatives, employees, successors, predecessors, partners and assigns.

         (e) Entire Agreement. This Agreement embodies the entire understanding of the parties regarding the subject matter of this Agreement and cannot be altered, amended or modified in any respect, except in writing. All prior agreements and understandings, whether written or oral, are expressly superseded hereby and are of no further force or effect.

         (e) Severability. If any portion of this Agreement is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, each provision or section of which shall be given full effect without regard to the invalid portions.

         (f) Authorization to enter into Agreement. Each of the individuals executing this Agreement warrants and represents that they are authorized to enter into this Agreement on behalf of the party they purport to represent.

         (g) Effect of Headings. The subject headings of the paragraphs and sub-paragraphs of this agreement are included for convenience only and shall not affect the construction or interpretation of any of any of its provisions.

         (h) Execution of Additional Documents. The parties agree to execute any and all documents reasonably necessary to complete and carry out the terms of this Agreement.

         (i) Execution of Counter-Parts. This Agreement may be executed in counter-parts by the parties hereto, each of which shall be deemed an original, and which together shall constitute one and the same instrument, having the same force and effect as if a single original had been executed by all the parties.

         (j) Survival of Representations, Warranties, Covenants, etc. Each party hereto covenants and agrees that its representations, warranties, covenants and agreements contained in this Agreement, the Exhibits thereto and in any instrument of sale, assignment, conveyance and transfer executed and delivered pursuant to this Agreement shall survive the Closing hereunder.

The undersigned hereby acknowledge, agree, and assent to the terms and conditions of this Agreement.

   INREACH INTERNET LLC


   By: /s/ Lisa Bickford                    Date:  11/26/02
   -----------------------------            ----------------------
   Lisa Bickford, President


   NORTHCOAST INTERNET, INC.

   By: /s/ Nyhl Henson                      Date:  11/26/02
   ------------------------------           ----------------------
   (State officer position of signor)

                               SELLER INFORMATION

-------------------------------- ---------------------------------------------
Seller Business Name:            Northcoast Internet, Inc.
-------------------------------- ---------------------------------------------
Representative Name:
-------------------------------- ---------------------------------------------
Street Address:                  3144 Broadway, Suite C-5
-------------------------------- ---------------------------------------------
City, State, Zip:                Eureka, CA 95501
-------------------------------- ---------------------------------------------
Telephone Number:                707-443-6803
-------------------------------- ---------------------------------------------
Fax Number:                      707-441-0321
-------------------------------- ---------------------------------------------
E-mail Address:
-------------------------------- ---------------------------------------------

                                LIST OF SCHEDULES
                                -----------------

                             SCHEDULE "A"- ASSETS -

                         SCHEDULE "B" - PURCHASE PRICE -

       SCHEDULE "C" - TECHNICAL AND CUSTOMER SERVICE SUPPORT FROM SELLER -

                    SCHEDULE "D" - RIGHTS GRANTED TO SELLER -

                          SCHEDULE "E" - TAX MATTERS -

                     SCHEDULE "F" - LIENS AND ENCUMBRANCES -

              SCHEDULE "G" - PROPERTIES, CONTRACTS AND OTHER DATA -

                           SCHEDULE "H" - LITIGATION -

                             Schedule "A"- Assets -

 1. Customer Dial-up accounts - Approximately 2336 dialup accounts. Actual number to be agreed by seller and buyer on closing date. Closing date preferred to be 12/01/2002.

 2. E-mail accounts - Approximately 4086 email accounts. Actual number to be agreed by seller and buyer on closing date.

 3. Web Hosting Accounts - Approximately 78 web hosting accounts. Actual number to be agreed by seller and buyer on closing date.

 3. Billing System: None Data to be provided by seller in unencrypted text files suitable for import into InReach billing system.

 4. Computer Systems/Servers/Routers/Racks: Any additional equipment purchased will be negotiated between buyer and seller at additional cost and separate from this agreement.

 5.   Modems: None

 6.   Lease agreements with third parties: None

 7.   Software: None

 8.   Domain names: northcoast.com, tidepool.com

 9. Web site content: All content associated with above domains as of closing date.

 10. Intellectual property rights (Copyrights, Trademarks, Patents, Trade Secrets): All Trademark rights associated with the domain names specified in section 8, above and all copyrights associated with the web site content specified in section 9, above. Seller agrees to provide Buyer with separate, recordable assignments of any IP assets in a form acceptable to Buyer and at Buyer's request.

 11.  Telephone Numbers:
      Tidepool:         (707) 825-7000 voice  (707) 825-4444 fax.
                        (707) 825-4400 support
                        (888) 928-8696 support
      Northcoast:       (707) 443-6803 voice      (707) 441-0321
      All telephone numbers associated with dialup internet access. Northcoast and Tidepool access numbers including:
      476-0995
      464-1400 (Crescent City)
      268-0178 (Fortuna/Carlotta, Hydesville, Loletta)





 12.  Accounts Receivable: None

 13.  Deposits: None

 14.  Security Interests: None

 15. All Yellow Page advertising associated with phone numbers taken. No other advertising expenses

 16. All Goodwill associated with Seller's assigned trade name and trademarks assigned under this Agreement.

                         SCHEDULE "B" - PURCHASE PRICE -

Final Purchase price to be determined on day of close based on the following criteria and outlined on acquisition purchase price schedule provided separately.

     1. Asset purchase price to be 7.5 times actual monthly recurring revenue for all accounts in service on date of close.

     2. See attached spreadsheet for breakdown of asset purchase payment schedule to consist of 10% at contract signing (to be held by the closing agent until closing), 50% at close (estimated to be 12/1/02), 40% at 90 days from close.

     3. Purchase price will be reduced by the amount of unearned revenue already paid to Sellerfor services not yet rendered. Unearned revenue amount will be agreed to by both parties on or before day of close.

"Hold back" is a portion of the purchase price that is placed in escrow to guarantee the validity of the accounts being acquired. The "hold back percentage" for this acquisition is 20% and shall be held by the closing agent. Disbursement of the hold back amount shall be calculated based on the total monthly revenue at closing minus the monthly revenue generated by the number of remaining accounts at 120 days after close of purchase. Said amount shall be multiplied times seven point 5 (7.5) and subtracted from the total "Gross Price including hold back" to determine the "actual hold back amount", which shall be disbursed to InReach within 135 days of close. The remainder, if any, shall be disbursed to the Seller within 135 days of close. In no event shall the purchase price be reduced by more than the "holdback" percentage.

Buyer shall provide verification of remaining customer accounts on their billing system as of 120 days after close for sellers review.

     5. There are no other current or outstanding contractual agreements between buyer and seller.

       SCHEDULE "C" - TECHNICAL AND CUSTOMER SERVICE SUPPORT FROM SELLER

Seller agrees to assist and support InReach in the following manner up to 90 days after closing date:

     1. Seller agrees to continue to operate business as a going concern until close date and offer assistance as necessary to resolve billing and technical issues as necessary to ensure a reasonable level of service to customers up to and during the transition.

     2. Seller and InReach agree to send correspondence to customers regarding acquisition after closing and prior to cutover of accounts at InReach's expense.

                     Schedule "D" - Rights Granted to Seller



     1. Seller will be provided with five (5) InReach dialup access accounts and associated email accounts for a period of one (1) year from date of close.

     2. No additional rights granted to seller with regard to domain name, website use, access to data or information, etc.

                          SCHEDULE "E" - TAX MATTERS -


         The following is a complete and accurate disclosure of all and any continuing tax matters of Seller with regard to the Assets as identified in this agreement:

                     SCHEDULE "F" - LIENS AND ENCUMBRANCES -


         The following is a complete and accurate disclosure of all and any continuing liens and encumbrances with regard to the Assets as identified in this agreement:

None exist.

SCHEDULE "G" - PROPERTIES, CONTRACTS AND OTHER DATA -


         The following is a complete and accurate disclosure of (1) All personal property leases to which Seller is a party; (2) All existing Contracts relating to Assets; (3) Any and all forms of written purchase or sales contracts or orders, or warranties covering or relating to the Assets:

None related to any of the assets acquired by InReach Internet

                           SCHEDULE "H" - LITIGATION -


         The following is a complete and accurate disclosure of all and any pending or current litigation, of which Seller is involved, as it relates to this agreement: